Amendment to Employment Agreement of W. Marston Becker

     This Amendment ("Amendment"), dated January 30, 1999, amends the Employment Agreement, dated as of July 10, 1998 (the "Agreement"), between Orion Capital Corporation, a Delaware corporation (the "Company"), and W. Marston Becker ("Executive");

                              W I T N E S S E T H:

The Agreement is amended as set forth below.

Paragraph 7 (a) of this Agreement is amended in its entirety to read as follows:

     Involuntary Termination - Upon the Company's election of Early Termination pursuant to Section 6 (c) for reasons other than Cause, the following additional provisions shall apply:


     Severance Pay - The Executive shall continue to receive Base Salary for two
(2) years after the Date of Termination.

     Bonus - The Executive shall continue to receive a Bonus for two (2) years after the Date of Termination. Such amount shall be determined based on the greater the last performance bonus paid or the average of the last two performance bonuses paid immediately preceding the Date of Termination.

     Car Allowance - The Executive shall continue to receive a car allowance for the two- (2) year period after the Executive's Date of Termination. The amount of such car allowance shall equal the amount, if any, being received by the Executive as of the Date of Notice.

     Long-Term Incentive - The Executive shall continue to vest for the two- (2) year period following the Executive's Date of Termination.

     Medical, Dental, 401(k) Profit Sharing and Supplemental Benefit Plans - The Executive shall continue to be treated as a participant in all such plans in which the Executive shall have been a participant on the date Notice of Termination, based on then applicable and corresponding elections and contribution rates, for the 3-year period commencing on the Executive's Date of Termination. If such amounts cannot be paid to the plans, the tax-adjusted value the Executive would have received shall be determined and paid by the Company (outside of the plans). The Executive shall be allowed to change the Executive's payment election under the terms of such Supplemental Benefit Plan at the Executive's Date of Termination.

     Deferred Compensation Plan - The Executive shall cease participation as of the Executive's Date of Termination and shall be allowed to change the Executive's payment election under the terms of such Deferred Compensation Plan at the Executive's Date of Termination.

     Split Dollar Life Insurance - The Executive shall have the option to purchase the Company's interest in the split dollar policy on the Executive's Date of Termination or expiration of the Term, for an amount equal to the sum of the premiums paid to date of transfer by the Company.

2. Paragraph 7 (e) of this Agreement is amended in its entirety to read

     Change in Control. In the event of termination following a Change in Control the following provisions shall apply.

         Severance Pay - The Executive shall receive Base Salary for 3 years after the Executive's Date of Termination.

     Bonus - The Executive shall continue to receive a Bonus for three (3) years after the Date of Termination. Such amount shall be determined based on the greater the last performance bonus paid or the average of the last two performance bonuses paid immediately preceding the Date of Termination.

         Car Allowance - The Executive shall continue to receive a car allowance for the 3- year period after the Executive's Date of Termination. The amount of such allowance shall equal the amount, if any, being received by the Executive as of the date of the Change in Control

     Medical, Dental, 401(k) Profit Sharing and Supplemental Benefit Plans - The Executive shall continue to be treated as a participant in all such plans in which the Executive shall have been a participant on the date Notice of Termination, based on then applicable and corresponding elections and contribution rates, for the 3-year period commencing on the Executive's Date of Termination. If such amounts cannot be paid to the plans, the tax-adjusted value the Executive would have received shall be determined and paid by the Company (outside of the plans). The Executive shall be allowed to change the Executive's payment election under the terms of such Supplemental Benefit Plan at the Executive's Date of Termination.

     Deferred Compensation Plan - The Executive shall cease participation as of the Executive's Date of Termination and shall be allowed to change the Executive's payment election under the terms of such Deferred Compensation Plan at the Executive's Date of Termination.

     Split Dollar Life Insurance - The Company shall continue to pay the premium related to the Executive's participation in the Split Dollar Life Insurance Plan for the 3-year period commencing on the Executive's Date of Termination. The Executive shall have the option to purchase the Company's interest at the end of such 3-year period for an amount equal to the sum of the premiums paid to date by the Company

     Long Term Incentives - All awards made to the Executive under long-term incentive plans or programs shall immediately vest and be payable and all restrictions shall lapse.


         In Witness Whereof, the parties have executed this Amendment as of the date herein above set forth.



                            ORION CAPITAL CORPORATION

                           By: _______________________
                             Name: _________________
                            Title: _________________


                                    EXECUTIVE

                           By: _______________________
                             Name: W. Marston Becker



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